Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1/A Registration Statement of our report dated February 25, 2008, except for Notes 6, 7 and 10, which are dated August 14, 2008, for Michael Lambert, Inc.

We also consent to the reference to our firm under the heading "Experts" appearing herein.

/s/ Malone & Bailey, PC
Malone & Bailey, PC

Houston, Texas
www.malone-bailey.com

August 15, 2008